Exhibit 4.6

Execution Version

WARRANT AGREEMENT

between

AVAYA HOLDINGS CORP.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

Warrant Agent

Dated as of December 15, 2017

Warrants To Purchase Common Stock

i

11.	Notices		35

	11.1.	Notices Generally	35

	11.2.	Required Notices to Holders	36

12.	Inspection		37

13.	Amendments		38

14.	Waivers		39

15.	Successor to Company		39

16.	Headings		39

17.	Counterparts		39

18.	Severability		39

19.	Information Rights		39

20.	No Redemption		40

21.	Persons Benefiting		40

22.	Applicable Law		40

23.	Entire Agreement		40

EXHIBITS

Exhibit A	Form of Warrant Certificate

ii

WARRANT AGREEMENT

This WARRANT AGREEMENT (as may be supplemented, amended or amended and restated pursuant to the applicable provisions hereof, this “Agreement”), dated as of December 15, 2017, between Avaya Holdings Corp., a Delaware corporation (referred to herein as the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as warrant agent (referred to herein as the “Warrant Agent”). Capitalized terms that are used in this Agreement shall have the meanings set forth in Section 1 hereof.

Pursuant to the terms and conditions of the Plan, the Company proposes to issue and deliver Warrants to purchase up to an aggregate of 5,645,200 shares of its Common Stock (as defined below), subject to adjustment as provided herein, and the Warrant Certificates evidencing such Warrants. Each Warrant shall entitle the registered owner thereof to purchase one share of the Common Stock, subject to adjustment as provided herein.

In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the Holders, the Company and the Warrant Agent each hereby agree as follows:

1.	Definitions.

“Action” has the meaning set forth in Section 11.2.

“Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.4(b).

“Agreement” means this Warrant Agreement as originally executed or as it may from time to time be supplemented, amended or amended and restated pursuant to the applicable provisions hereof.

“Applicable Procedures” means, with respect to any transfer or exchange of, or exercise of any Warrants evidenced by, any Global Warrant Certificate, the rules and procedures of the Depositary that apply to such transfer, exchange or exercise.

“Appraisal Report Date” has the meaning set forth in Section 5.3(d).

“Appraisal Request Notice” means any Cashless Exercise Appraisal Request Notice, any Sale Transaction Appraisal Request Notice or any Property Dividend Appraisal Request Notice.

“Appraisal Trigger Date” means any Cashless Exercise Appraisal Trigger Date, any Sale Transaction Appraisal Trigger Date or any Property Dividend Appraisal Trigger Date.

“Appropriate Officer” means the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Secretary of the Company.

“Black-Scholes Value Determinations” has the meaning set forth in Section 5.3(b).

“Black-Scholes Valuation Trigger Date” means the date the Company delivers to the Holders, pursuant to Section 11.2, written notice of any Sale Transaction that is not a Sale Securities Only Transaction.

“Black-Scholes Value” means, with respect to any Sale Transaction, the fair market value of a Warrant on the date of consummation of such Sale Transaction calculated as of such date by an Independent Financial Expert selected in accordance with Section 5.3(b) in accordance with the Black-Scholes model for valuing options, using (a) a risk free rate equal to the annual yield on the U.S. Treasury security with a maturity date closest to the Scheduled Expiration Date, as the yield on that security exists as of such date, (b) a term equal to the time in years (rounded to the nearest 1/1000th of a year) from such date until the Scheduled Expiration Date, (c) the Sale Current Market Price with respect to such Sale Transaction, (d) an assumed volatility of 35% and (e) an exercise price equal to the Exercise Price in effect immediately prior to the effective time of the consummation of such Sale Transaction.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Warrant Agent.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday in the State of New York or a day on which banking institutions and trust companies in the state in which the Corporate Agency Office is located are authorized or obligated by law, regulation or executive order to close.

“Cashless Exercise” has the meaning set forth in Section 3.7.

“Cashless Exercise Appraisal Request Notice” has the meaning set forth in Section 3.7.

“Cashless Exercise Appraisal Trigger Date” means the date the Company receives any Cashless Exercise Appraisal Request Notice.

“Cashless Exercise Current Market Price” means, with respect to any Exercise Date:

(i) if such Exercise Date is a Listed Date but such Exercise Date is not a Cashless Exercise Date pursuant to clause (ii) of the definition thereof, the Current Market Price on such Exercise Date;

(ii) if such Exercise Date is a Cashless Exercise Date pursuant to clause (ii) of the definition thereof, the Sale Current Market Price with respect to such Sale Transaction; or

(iii) if such Exercise Date is not a Listed Date and such Exercise Date is not a Cashless Exercise Date pursuant to clause (ii) of the definition thereof, the Fair Market Value of the Common Stock on the related Cashless Exercise Appraisal Trigger Date.

“Cashless Exercise Date” means (i) any Listed Date; (ii) any date within the period beginning on (and including) the date 10 days prior to, and ending on (and including), the effective date of any Sale Transaction; and (iii) any date during the period beginning on (and including), and ending on (and including) the date 20 days after, the Appraisal Report Date with respect to any Cashless Exercise Appraisal Request Notice.

“Cashless Exercise Warrant” has the meaning set forth in Section 3.7.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means any capital stock of any class or series of the Company (including, on the Original Issue Date, the Common Stock, par value $.01 per share, of the Company) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 5.1(g), shares issuable upon exercise of Warrants shall include only shares of the class of capital stock of the Company designated as Common Stock, par value $.01 per share, of the Company on the Original Issue Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the company identified in the preamble hereof, and any Successor Company that becomes successor to the Company in accordance with Section 15.

“Company Order” means a written request or order signed in the name of the Company by its Chairman or any Co-Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, and delivered to the Warrant Agent.

“Company Selected Expert” has the meaning set forth in Section 5.3.

“Constituent Person” has the meaning set forth in Section 5.1(g).

“Corporate Agency Office” has the meaning set forth in Section 8.

“corporation” means a corporation, association, company (including limited liability company), joint-stock company, business trust or other similar entity.

“Countersigning Agent” means any Person authorized by the Warrant Agent to act on behalf of the Warrant Agent to countersign Warrant Certificates.

“Current Market Price” means on any date:

(i) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is listed or admitted to trading on any U.S. national securities exchange or traded in the over-the-counter market in the United States:

(A) for the purpose of any computation under this Agreement (except under Section 5.2), the average of the Quoted Prices for the 20 consecutive Trading Days ending on the Trading Day that is or next precedes the earlier of (x) the date in question and (y) in the case of any computation under Section 5.1(d), the day before the “ex” date for the Property Dividend requiring such computation; or

(B) for the purposes of any computation under Section 5.2, the Quoted Price for such date or, if such date is not a Trading Day, for the next preceding Trading Day; or

(ii) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is not listed or admitted to trading on any U.S. national securities exchange or traded in the over-the-counter market in the United States, the amount which a willing buyer would pay a willing seller in an arm’s length transaction on such date (neither being under any compulsion to buy or sell) for one share of the Common Stock as determined as of such date (x) for the purposes of any computation under this Agreement (except under Section 5.2), by an Independent Financial Expert as set forth in value report thereof using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate or (y) for the purposes of any computation under Section 5.2, by the Treasurer or Chief Financial Officer of the Company in good faith, whose determination shall be conclusive and evidenced by a certificate of such officer delivered to the Warrant Agent.

“Definitive Warrant Certificate” means a Warrant Certificate registered in the name of the Holder thereof that does not bear the Global Warrant Legend and that does not have a “Schedule of Decreases of Warrants” attached thereto.

“Depositary” means DTC and its successors as depositary hereunder.

“Determinations” has the meaning set forth in Section 5.3(c).

“DTC” means The Depository Trust Company.

“‘ex’ date” means when used with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Quoted Price was obtained without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case, as amended from time to time.

“Exercise Date” has the meaning set forth in Section 3.2(f).

“Exercise Period” means the period from and including the Original Issue Date to and including the Expiration Date.

“Exercise Price” means the exercise price per share of Common Stock, initially set at $25.55, subject to adjustment as provided in Section 5.1.

“Expiration Date” means the earlier to occur of (x) the Scheduled Expiration Date and (y) the date of consummation of a Sale Cash Only Transaction to which clause (ii)(A) of Section 5.1(g) applies.

“Fair Market Value” means on any date, as to any share of Common Stock or security or other non-cash property that is receivable upon conversion, change or exchange of shares of Common Stock in any Sale Transaction or comprises all or a portion of any Property Dividend:

(i) in the case of any security listed or admitted to trading on any U.S. national securities exchange, the average of the respective VWAPs of such security for each of the 20 consecutive Trading Days ending on the date in question; or

(ii) in the case of any security not so listed or any other non-cash property, the amount which a willing buyer would pay a willing seller in an arm’s length transaction on such date (neither being under any compulsion to buy or sell) for such security or other non-cash property, as determined as of such date by:

(A) unless clause (B) applies, the Board of Directors in good faith, whose determination shall be evidenced by a Board Resolution filed with the Warrant Agent with written notice of such determination given by the Company to the Holders in accordance with the third paragraph of Section 11.2; provided, however, that if the Required Warrant Holders object to any such determination by duly delivering an Appraisal Request Notice to the Company within 10 days after receiving such written notice from the Company as specified in Section 5.1(d) or Section 5.1(g), then clause (B) shall apply, with such amount being determined by an Independent Financial Expert in accordance with Section 5.3; or

(B) with respect to the determination of the Fair Market Value of one share of Common Stock on any Cashless Exercise Appraisal Trigger Date upon due delivery of a Cashless Exercise Appraisal Request Notice pursuant to Section 3.7 or the Fair Market Value of non-cash property (other than any securities listed or admitted for trading on any U.S. national securities exchange) that (x) is receivable upon conversion, change or exchange of shares of Common Stock in any Sale Transaction upon due delivery of a Sale Transaction Appraisal Request Notice pursuant to Section 5.1(g) or (y) comprises all or a portion of any Property Dividend upon due delivery of a Property Dividend Appraisal Request Notice pursuant to Section 5.1(d), an Independent Financial Expert in accordance with Section 5.3.

“Fair Market Value Determinations” has the meaning set forth in Section 5.3(a).

“Global Warrant Certificate” means a Warrant Certificate deposited with or on behalf of and registered in the name of the Depositary or its nominee, that bears the Global Warrant Legend and that has the “Schedule of Decreases of Warrants” attached thereto.

“Global Warrant Legend” means the legend set forth in Section 2.4(a).

“Holder” means any Person in whose name at the time any Warrant Certificate is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Independent Financial Expert” means any independent investment banking or financial valuation firm of nationally recognized standing (x) which does not (and whose directors, officers, employees and affiliates, to the knowledge of the Company, do not) have a material direct or indirect financial interest in the Company or any of its Affiliates (other than by virtue of compensation paid for valuation or fairness advice or opinions to the Company or any of its Affiliates) and (y) which has not been, within the last two years, and, at the time it is called upon to give independent financial advice to the Company or any of its Affiliates, is not (and none of whose directors, officers, employees or affiliates, to the knowledge of the Company, is) a promoter, director or officer of the Company or any of its Affiliates or an underwriter with respect to any of the securities of the Company or any of its Affiliates.

“Listed Date” means any date on which the Common Stock is listed or admitted to trading on any U.S. national securities exchange.

“Non-Surviving Transaction” has the meaning set forth in Section 5.1(g).

“Notice Date” has the meaning set forth in Section 5.3.

“Original Issue Date” means December 15, 2017, the date on which Warrants are originally issued under this Agreement.

“outstanding” when used with respect to any Warrants, means, as of the time of determination, all Warrants theretofore originally issued under this Agreement except (i) Warrants that have been exercised pursuant to Section 3.2(a), (ii) Warrants that have expired pursuant to Section 3.2(b), Section 4 or Section 5.1(g)(ii)(A) and (iii) Warrants that have otherwise been acquired by the Company; provided, however, that in determining whether the Holders of the requisite amount of the outstanding Warrants have given any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Agreement, Warrants held directly or beneficially by the Company or any Subsidiary or Affiliate of the Company or any of their respective employees shall be disregarded and deemed not to be outstanding.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means the Second Amended Joint Chapter 11 Plan of Reorganization of Avaya Inc. and Its Debtor Affiliates Docket No. 1372.

“Property Dividend” means any payment by the Company to all holders of its Common Stock of any dividend, or any other distribution by the Company to such holders, of any shares of capital stock of the Company, evidences of indebtedness of the Company, cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a merger or consolidation or sale to which Section 5.1(g) applies or (ii) of any Common Stock referred to in Section 5.1(b).

“Property Dividend Appraisal Request Notice” has the meaning set forth in Section 5.1(d).

“Property Dividend Appraisal Trigger Date” means the date the Company receives any Property Dividend Appraisal Request Notice.

“Qualifying Person” has the meaning set forth in Section 5.1(g).

“Qualifying Share” has the meaning set forth in Section 5.1(g).

“Quoted Price” means, on any Trading Day, with respect to any security, the VWAP of such security on such Trading Day on the principal U.S. national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any U.S. national securities exchange, the average of the closing bid and asked prices in the over-the-counter market in the United States as furnished by any New York Stock Exchange member firm that shall be selected from time to time by the Company for that purpose.

“Received Dividend” means any Property Dividend if (but only if):

(i) prior to the date for determination of holders of shares of Common Stock entitled to receive such distribution the Company has delivered a written notice to the Warrant Agent that the Company intends to treat such distribution as a “Received Dividend” hereunder; and

(ii) at the same time the Company makes such distribution to holders of Common Stock, the Company distributes, to each Person who was the Holder of a Warrant Certificate evidencing a Warrant that was outstanding immediately after the close of business on such date for determination (whether or not such Warrant is outstanding on the date of such distribution), an amount equal to the amount of securities, cash or other assets that would have been receivable upon such distribution by a holder of the number of shares of Common Stock into which all Warrants evidenced by such Warrant Certificate are exercisable if such Warrants had been exercised in full immediately prior to such date for determination, assuming that the Warrants were exercisable at the time of such date for determination into the initial number of shares of Common Stock into which a Warrant is exercisable, as adjusted from the date of this Agreement to such date for determination pursuant to Section 5 (other than any adjustment in respect of which the deferral provisions of Section 5.1(e) are then applicable).

“Recipient” has the meaning set forth in Section 3.2(e).

“Redomestication Transaction” means a Non-Surviving Transaction in which all of the property received upon such Non-Surviving Transaction by each holder of shares of Common Stock consists solely of securities and the holders of the shares of Common Stock immediately prior to such Non-Surviving Transaction are the only holders of the equity securities of the Surviving Person immediately after the consummation of such Non-Surviving Transaction.

“Required Warrant Holders” means Holders of Warrant Certificates evidencing a majority of the then-outstanding Warrants.

“Sale Cash Only Transaction” mans a Sale Transaction in which none of the property receivable upon such Sale Transaction by a holder of shares of Common Stock constituting a Qualifying Person that makes a Sale Maximum Securities Election constitutes securities.

“Sale Cash Percentage” means, with respect to any Sale Transaction, the percentage equal to the quotient of

(i) the sum of the amount of cash and the Fair Market Value of the amount of any non-cash property other than securities into which a share of Common Stock held by a Qualifying Person that makes a Sale Maximum Securities Election is converted, changed or exchanged in such Sale Transaction divided by

(ii) the Sale Current Market Price with respect to such Sale Transaction.

“Sale Current Market Price” means, with respect to any Sale Transaction, the sum of the amount of cash and the Fair Market Value on the date of consummation of such Sale Transaction of the amount of any securities or other non-cash property into which one share of Common Stock held by a Qualifying Person that makes a Sale Maximum Securities Election is converted, changed or exchanged in the related Sale Transaction.

“Sale Maximum Securities Election” means, with respect to any Sale Transaction, an election by a holder of a share of Common Stock to receive the maximum amount of securities pursuant to any rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon conversion, change or exchange of such share of Common Stock in such Sale Transaction.

“Sale Securities Only Transaction” means a Sale Transaction in which all of the property received upon such Sale Transaction by a holder of shares of Common Stock constituting a Qualified Person that makes a Sale Maximum Securities Election consists solely of securities.

“Sale Transaction” means any Transaction other than a Redomestication Transaction.

“Sale Transaction Appraisal Request Notice” has the meaning set forth in Section 5.1(g).

“Sale Transaction Appraisal Trigger Date” means the date the Company receives any Sale Transaction Appraisal Request Notice.

“Scheduled Expiration Date” means December 15, 2022 (the fifth anniversary of the Original Issue Date) or, if not a Business Day, then the next Business Day thereafter.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means a corporation (as defined in this Section 1) more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Substituted Securities” has the meaning set forth in Section 5.1(g).

“Successor Company” has the meaning set forth in Section 15.

“Surviving Transaction” has the meaning set forth in Section 5.1(g).

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

“Transaction” has the meaning set forth in Section 5.1(g).

“VWAP” means the volume-weighted average price for trading hours of the regular trading session (including any extensions thereof), determined without regard to pre-open or after-hours trading or any other trading outside of the trading hours of the regular trading session (including any extensions thereof).

“Warrant Agent” means the warrant agent set forth in the preamble hereof or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit A attached hereto.

“Warrant Register” has the meaning set forth in Section 8.

“Warrants” means those certain warrants to purchase initially up to an aggregate of 5,645,200 shares of Common Stock at the Exercise Price, subject to adjustment pursuant to Section 5, issued hereunder.

2.	Warrant Certificates.

2.1. Original Issuance of Warrants. (a) On the Original Issuance Date, one or more Global Warrant Certificates evidencing the Warrants shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Global Warrant Certificates for original issuance to the Depositary, or its custodian, for crediting to the accounts of its participants for the benefit of the holders of beneficial interests in the Warrants on the Original Issue Date pursuant to the Applicable Procedures of the Depositary on the Original Issue Date.

(b) Except as set forth in Sections 2.4, 3.2(d), 6 and 8, the Global Warrant Certificates delivered to the Depositary (or a nominee thereof) on the Original Issue Date shall be the only Warrant Certificates issued or outstanding under this Agreement.

(c) Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Common Stock, subject to adjustment as provided in Section 5.

2.2. Form of Warrant Certificates.

The Warrant Certificates evidencing the Warrants shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which countersigned by the Warrant Agent, shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

2.3. Execution and Delivery of Warrant Certificates.

(a) Warrant Certificates evidencing the Warrants which may be countersigned and delivered under this Agreement are limited to Warrant Certificates evidencing 5,645,200 Warrants except for Warrant Certificates countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, one or more previously countersigned Warrant Certificates pursuant to Sections 2.4, 3.2(d), 6 and 8.

(b) The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by Section 2.1 or by Sections 2.4, 3.2(d), 6 or 8.

(c) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman (or any Co-Chairman) of the Board, the Chief Executive Officer, the President or any one of the Vice Presidents of the Company under corporate seal reproduced thereon and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Agreement any such person was not such officer.

2.4. Global Warrant Certificates.

(a) Any Global Warrant Certificate shall bear the legend substantially in the form set forth in Exhibit A hereto (the “Global Warrant Legend”).

(b) So long as a Global Warrant Certificate is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to the Warrants evidenced by such Global Warrant Certificate held on their behalf by the Depositary or its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Warrants, and as the sole Holder of such Warrant Certificate, for all purposes. Accordingly, any such Agent Member’s beneficial interest in such Warrants will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility or liability with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(c) Any holder of a beneficial interest in Warrants evidenced by a Global Warrant Certificate registered in the name of the Depositary or its nominee shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in the Warrants evidenced by such Global Warrant Certificate may be effected only through a book-entry system maintained by the Holder of such Global Warrant Certificate (or its agent), and that ownership of a beneficial interest in Warrants evidenced thereby shall be reflected solely in such book-entry form.

(d) Transfers of a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Depositary, its successors, and their respective nominees except as set forth in Section 2.4(e). Interests of beneficial owners in a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be transferred in accordance with the Applicable Procedures of the Depositary.

(e) A Global Warrant Certificate registered in the name of the Depositary or its nominee shall be exchanged for Definitive Warrant Certificates only if the Depositary (i) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation in accordance with Section 3.5, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant Certificate, Definitive Warrant Certificates evidencing, in the aggregate, the number of Warrants theretofore represented by such Global Warrant Certificate with respect to such beneficial owner’s respective beneficial interest. Any Definitive Warrant Certificate delivered in exchange for an interest in a Global Warrant Certificate pursuant to this Section 2.4(e) shall not bear the Global Warrant Legend. Interests in any Global Warrant Certificate may not be exchanged for Definitive Warrant Certificates other than as provided in this Section 2.4(e).

(f) The holder of a Global Warrant Certificate registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder of a Warrant Certificate is entitled to take under this Agreement or such Global Warrant Certificate.

(g) Each Global Warrant Certificate will evidence such of the outstanding Warrants as will be specified therein and each shall provide that it evidences the aggregate number of outstanding Warrants from time to time endorsed thereon and that the aggregate number of outstanding Warrants evidenced thereby may from time to time be reduced, to reflect exercises or expirations. Any endorsement of a Global Warrant Certificate to reflect the amount of any decrease in the aggregate number of outstanding Warrants evidenced thereby will be made by the Warrant Agent (i) in the case of an exercise, in accordance with the Applicable Procedures as required by Section 3.2(c) or (ii) in the case of an expiration, in accordance with Section 3.2(b).

(h) The Company initially appoints DTC to act as Depositary with respect to the Global Warrant Certificates.

(i) Every Warrant Certificate authenticated and delivered in exchange for, or in lieu of, a Global Warrant Certificate or any portion thereof, pursuant to this Section 2.4 or Sections 8 or 10, shall be authenticated and delivered in the form of, and shall be, a Global Warrant Certificate, and a Global Warrant Certificate may not be exchanged for a Definitive Warrant Certificate, in each case, other than as provided in Section 2.4(e). Whenever any provision herein refers to issuance by the Company and countersignature and delivery by the Warrant Agent of a new Warrant Certificate in exchange for the portion of a surrendered Warrant Certificate that has not been exercised, in lieu of the surrender of any Global Warrant Certificate and the issuance, countersignature and delivery of a new Global Warrant Certificate in exchange therefor, the Warrant Agent may endorse such Global Warrant Certificate to reflect a reduction in the number of Warrants evidenced thereby in the amount of Warrants so evidenced that have been so exercised.

(j) Beneficial interests in any Global Warrant Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Warrant Certificate in accordance with the Applicable Procedures.

(k) At such time as all Warrants evidenced by a particular Global Warrant Certificate have been exercised or expired in whole and not in part, such Global Warrant Certificate shall, if not in custody of the Warrant Agent, be surrendered to or retained by the Warrant Agent for cancellation in accordance with Section 3.5.

3.	Exercise and Expiration of Warrants.

3.1. Right to Acquire Common Stock Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby one share of Common Stock at the Exercise Price, subject to adjustment as provided in this Agreement. The Exercise Price, and the number of shares of Common Stock obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 5.1.

3.2. Exercise and Expiration of Warrants.

(a) Exercise of Warrants. Subject to and upon compliance with the terms and conditions set forth herein, a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day from and after the Original Issue Date until 5:00 p.m., New York time, on the Expiration Date, for the shares of Common Stock obtainable thereunder.

(b) Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall terminate and become void as of 5:00 p.m., New York time, on the Expiration Date.

(c) Method of Exercise. In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must (i) (x) in the case of a Global Warrant Certificate, provide notice of the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and deliver such Warrants by book-entry transfer through the facilities of the Depositary, to the Warrant Agent in accordance with the Applicable Procedures and otherwise comply with the Applicable Procedures in respect of the exercise of such Warrants or (y) in the case of a Definitive Warrant Certificate, at the Corporate Agency Office (A) surrender to the Warrant Agent the Warrant Certificate evidencing such Warrants and (B) deliver to the Warrant Agent a written notice of the Holder’s election to exercise the number of the Warrants specified therein and, if applicable, whether Cashless Exercise is being elected with respect thereto, duly executed by such Holder, which notice shall be in the form of the notice on the reverse of, or attached to, such Warrant Certificate and (ii) pay to the Warrant Agent an amount equal to (x) all taxes required to be paid by the Holder, if any, pursuant to Section 3.4 prior to, or concurrently with, exercise of such Warrants and (y) except in the case of a Cashless Exercise, the aggregate of the Exercise Price in respect of each share of Common Stock into which such Warrants are exercisable, in case of (x) and (y), by wire transfer in immediately available funds, to the account (No. 530-354616; ABA No. 021000021; Reference: Avaya Holdings Warrants; Attention: Reorg – Dept.) of the Company at the Warrant Agent or such other account of the Company at such banking institution as the Company shall have given notice to the Warrant Agent and such Holder in accordance with Section 11.1(b).

(d) Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, (i) in the case of exercise of Warrants evidenced by a Global Warrant Certificate, the Warrant Agent shall endorse the “Schedule of Decreases of Warrants” attached to such Global Warrant Certificate to reflect the Warrants being exercised and (ii) in the case of exercise of Warrants evidenced by a Definitive Warrant Certificate, such Definitive Warrant Certificate shall be surrendered and a new Definitive Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Definitive Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Holder, and shall deliver the new Definitive Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Definitive Warrant Certificates duly executed on behalf of the Company for such purpose.

(e) Issuance of Common Stock. Upon due exercise of Warrants evidenced by any Warrant Certificate in conformity with the foregoing provisions of Section 3.2(c), the Warrant Agent shall, when actions specified in Section 3.2(c)(i) have been effected and any payment specified in Section 3.2(c)(ii) is received, deliver to the Company the notice of exercise received pursuant to Section 3.2(c)(i), deliver or deposit all funds received as instructed in writing by the Company and advise the Company by telephone at the end of such day of the amount of funds so deposited to its account. The Company shall thereupon, as promptly as practicable, and in any event within five Business Days after the Exercise Date referred to below, (i) determine the number of shares of Common Stock issuable pursuant to exercise of such Warrants pursuant to Section 3.6 or, if Cashless Exercise applies, Section 3.7 and (ii) (x) in the case of exercise of Warrants evidenced by a Global Warrant Certificate, deliver or cause to be delivered to the Recipient (as defined below) in accordance with the Applicable Procedures shares of Common Stock in book-entry form to be so held through the facilities of DTC in an amount equal to, or, if the Common Stock may not then be held in book-entry form through the facilities of DTC, duly executed certificates representing, or (y) in the case of exercise of Warrants evidenced by Definitive Warrant Certificates, execute or cause to be executed and deliver or cause to be delivered to the Recipient (as defined below) a certificate or certificates representing, in case of (x) and (y), the aggregate number of shares of Common Stock issuable upon such exercise (based upon the aggregate number of Warrants so exercised), as so determined, together with an amount in cash in lieu of any fractional share(s), if the Company so elects pursuant to Section 5.2. The shares of Common Stock in book-entry form or certificate or certificates representing shares of Common Stock so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the applicable notice of exercise and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, subject to Section 3.4, such other Person as shall be designated by the Holder in such notice (the Holder or such other Person being referred to herein as the “Recipient”).

(f) Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which each of the requirements for exercise of such Warrant specified in Section 3.2(c) has been duly satisfied (the “Exercise Date”). At such time, subject to Section 5.1(e)(iv), shares of Common Stock in book-entry form or the certificates for the shares of Common Stock issuable upon such exercise as provided in Section 3.2(e) shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder or record of such Common Stock.

3.3. Application of Funds Upon Exercise of Warrants. Any funds delivered to the Warrant Agent upon exercise of any Warrant(s) shall be held by the Warrant Agent in trust for the Company. The Warrant Agent shall promptly deliver and pay to or upon the written order of the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

3.4. Payment of Taxes. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants pursuant hereto. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of shares of Common Stock in book-entry form or any certificates for shares of Common Stock or payment of cash or other property to any Recipient other than the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any shares of Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid.

3.5. Cancellation of Warrant Certificates. Any Definitive Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent. All Warrant Certificates surrendered or delivered to or received by the Warrant Agent for cancellation pursuant to this Section 3.5 or Section 2.4(e) or 2.4(k) shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy any such cancelled Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct.

3.6. Shares Issuable. The number of shares of Common Stock “obtainable upon exercise” of Warrants at any time shall be the number of shares of Common Stock into which such Warrants are then exercisable. The number of shares of Common Stock “into which each Warrant is exercisable” shall be one share, subject to adjustment as provided in Section 5.1.

3.7. Cashless Exercise. Notwithstanding any provisions herein to the contrary, if (x) the Exercise Date is a Cashless Exercise Date and (y) the Cashless Exercise Current Market Price of one share of Common Stock is greater than the applicable Exercise Price on the Exercise Date, then, in lieu of paying to the Company the applicable Exercise Price by wire transfer in immediately available funds, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of the Warrants or any portion thereof being exercised (such portion, the “Cashless Exercise Warrants” with respect to such date) by (i) in the case of Warrants evidenced by a Global Warrant Certificate, providing notice to the Warrant Agent pursuant to the Applicable Procedures or (ii) in the case of Warrants evidenced by a Definitive Warrant Certificate, expressly stating in its notice of exercise, in the case of (i) or (ii), that the Holder desires to effect a “cashless exercise” (a “Cashless Exercise”) with respect to the Cashless Exercise Warrants, in which event the Company shall issue to the Holder a number of shares of Common Stock with respect to Cashless Exercise Warrants computed using the following formula (it being understood that any portion of the Warrants being exercised on such date that are not Cashless Exercise Warrants will not be affected by this calculation):

X = (Y (A-B)) ÷ A

Where X =	the number of shares of Common Stock to be issued to the Holder in respect of the Cashless Exercise Warrants

Y =	the number of shares of Common Stock purchasable under the Cashless Exercise Warrants being exercised by the Holder (on the Exercise Date)

A =	the applicable Cashless Exercise Current Market Price of one share of Common Stock (on the Exercise Date)

B =	the applicable Exercise Price (as adjusted through and including the Exercise Date).

The Required Warrant Holders shall have the right to deliver a written notice (“Cashless Exercise Appraisal Request Notice”) to the Company at any time and from time to time (but in no event more than once in any 12-month period) on any date that is (x) after the date six months after the Effective Date and (y) not a Listed Date requesting that an Independent Financial Expert calculate the Fair Market Value of one share of Common Stock as of the Cashless Exercise Appraisal Trigger Date. Upon the occurrence of any Cashless Exercise Appraisal Trigger Date, the provisions of Section 5.3 shall apply.

4.	Dissolution, Liquidation or Winding up.

Unless Section 5.1(g) applies, if, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders of Warrant Certificates in the manner provided in Section 11.2 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the date as of which the holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each Holder of Warrant Certificates shall receive the securities, money or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the shares of Common Stock into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Exercise Price) and the rights to exercise the Warrants shall terminate.

Unless Section 5.1(g) applies, in case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall deposit with the Warrant Agent any funds or other property which the Holders are entitled to receive under this Agreement, together with a Company Order as to the distribution thereof. After receipt of such deposit from the Company and after receipt of surrendered Warrant Certificates evidencing Warrants, the Warrant Agent shall make payment in appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant Certificate. The Warrant Agent shall not be required to pay interest on any money deposited pursuant to the provisions of this Section 4 except such as it shall agree with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Section 4 shall be, and are hereby, assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; provided that moneys, securities or other property need not be segregated from other funds, securities or other property held by the Warrant Agent except to the extent required by law.

5.	Adjustments.

5.1. Adjustments. In order to prevent dilution of the rights granted under the Warrants and to grant the Holders certain additional rights, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 5.1 and the number of shares of Common Stock obtainable upon exercise of Warrants shall be subject to adjustment from time to time as provided in this Section 5.1.

(a) Subdivisions and Combinations. In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (other than (x) a subdivision upon a merger or consolidation or sale to which Section 5.1(g) applies or (y) a stock split effected by means of a stock dividend or distribution to which Section 5.1(b) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such subdivision becomes effective shall be proportionately decreased. Conversely, if the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common

Stock into a smaller number of shares of Common Stock (other than a combination upon a merger or consolidation or sale to which Section 5.1(g) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionately increased. Any adjustment under this Section 5.1(a) shall become effective immediately after the opening of business on the day after the date upon which the subdivision or combination becomes effective.

(b) Common Stock Dividends. In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, make or issue to the holders of its Common Stock a dividend or distribution payable in, or otherwise make or issue a dividend or other distribution on any class of its capital stock payable in, shares of Common Stock (other than a dividend or distribution upon a merger or consolidation or sale to which Section 5.1(g) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1):

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination; and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Any adjustment under this Section 5.1(b) shall, subject to Section 5.1(e)(iv), become effective immediately after the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution.

(c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation or sale to which Section 5.1(g) applies) into shares of Common Stock and shares of any other class of stock shall be deemed:

(i) a Property Dividend by the Company to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of Section 5.1(d) (and the effective date of such reclassification shall be deemed to be “the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution” for the purposes and within the meaning of Section 5.1(d)); and

(ii) if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 5.1(a) (and the effective date of such reclassification shall be deemed to be “the date upon which such subdivision becomes effective” or “the date upon which such combination becomes effective,” as applicable, for the purposes and within the meaning of Section 5.1(a)).

(d) Property Dividends. In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, make or issue any Property Dividend (other than a Received Dividend or a dividend or distribution to which Section 5.1(a) or Section 5.1(b) applies) to the holders of Common Stock, then and in each such event, the Exercise Price in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased (to an amount not less than the lesser of the par value of the Common Stock as of the date hereof and such par value as of such date of determination) by an amount equal to the amount of the cash and the Fair Market Value of the securities and other non-cash property comprising such Property Dividend so distributed to one share of Common Stock.

Any adjustment under this Section 5.1(d) shall, subject to Section 5.1(e)(v) become effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such Property Dividend.

For purposes of clarity, if a declared Property Dividend would have reduced the Exercise Price to an amount below the par value per share of the Common Stock, the Exercise Price will be reduced to the par value per share of the Common Stock and any remaining Fair Market Value of the Property Dividend that would have resulted in a reduction of the Exercise Price below the par value per share of the Common Stock shall be disregarded.

Rights or warrants issued by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (A) are deemed to be transferred with such shares of Common Stock, (B) are not exercisable and (C) are also issued in respect of future issuances of Common Stock, in each case in clauses (A) through (C) until the occurrence of a specified event or events (“Trigger Event”), shall for purposes of this Section 5.1(d) not be deemed distributed until the occurrence of the earliest Trigger Event.

If the Required Warrant Holders object to any determination by the Board of Directors of the Fair Market Value of the securities or other non-cash property (other than any securities listed or admitted for trading on any U.S. national securities exchange) comprising all or any portion of any Property Dividend, the Required Warrant Holders shall have the right to deliver a written notice (“Property Dividend Appraisal Request Notice”) to the Company within 10 days after the Company delivers written notice to Holders pursuant to Section 11.2 of such Property Dividend requesting that an Independent Financial Expert calculate the Fair Market Value of such securities or other non-cash property as of the date of determination referred to above. Upon the occurrence of any Property Dividend Appraisal Trigger Date, the provisions of Section 5.3 shall apply.

(e) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of shares of Common Stock into which each Warrant is exercisable under Section 5.1:

(i) Treasury Stock. The dividend or distribution of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed a dividend or distribution of shares of Common Stock for purposes of Section 5.1(b). The Company shall not make or issue any dividend or distribution on shares of Common Stock held in the treasury of the Company. For the purposes of Section 5.1(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

(ii) When Adjustments Are to be Made. The adjustments required by Sections 5.1(a), 5.1(b), 5.1(c), and 5.1(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Exercise Price immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Sections 5.1(a), 5.1(b), 5.1(c), and 5.1(d) and not previously made, would result in such minimum adjustment.

(iii) Fractional Interests. In computing adjustments under Section 5.1, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(iv) Deferral of Issuance Upon Exercise. In any case in which Section 5.1(b) shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 5.1(f) shall require a corresponding increase in the number of shares of Common Stock into which each Warrant is exercisable, the Company may elect to defer (but not in any event later than the Expiration Date or the closing date of the applicable Sale Transaction) until the occurrence of such specified event (A) the issuance to the Holder of the Warrant Certificate evidencing such Warrant (or other Person entitled thereto) of, and the registration of such Holder (or other Person) as the record holder of, the Common Stock over and above the Common Stock issuable upon such exercise on the basis of the number of shares of Common Stock obtainable upon exercise of such Warrant immediately prior to such adjustment and to require payment in respect of such number of shares the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price; provided, however, that the Company shall deliver to such Holder or other person a due bill or other appropriate instrument that meet any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and evidences the right of such Holder or other Person to receive, and to become the record holder of, such additional shares of Common Stock, upon the occurrence of such specified event requiring such adjustment (without payment of any additional Exercise Price in respect of such additional shares).

(v) Deferral of Reduction in Exercise Price. In any case in which Section 5.1(d) shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event, the Company may elect to defer (but not in any event later than the Expiration Date or the closing date of the applicable Sale Transaction) until the occurrence of such specified event the corresponding reduction in the Exercise Price; provided, however, that the Company shall deliver to the Holder of the Warrant Certificate evidencing such Warrant an appropriate instrument that evidences the right of such Holder to receive from the Company, upon the occurrence of such specified event requiring such adjustment, a cash refund equal to the difference between (x) the Exercise Price paid to the Company on the Exercise Date and (y) the Exercise Price as so reduced as a result of such adjustment pursuant to Section 5.1(d).

(f) Adjustment to Shares Obtainable Upon Exercise. Whenever the Exercise Price is adjusted as provided in this Section 5.1 (other than Section 5.1(d) to the extent of a Property Dividend that does not include Common Stock), the number of shares of Common Stock into which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of shares of Common Stock into which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(g) Changes in Common Stock. In case at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, the Company shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting:

(1) a merger of the Company into, a direct or indirect sale of all of the Company’s equity to, a consolidation of the Company with, or a sale of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to, any other Person in which the previously outstanding shares of Common Stock shall be (either directly or upon subsequent liquidation) cancelled, reclassified or converted or changed into or exchanged for securities or other property (including cash) or any combination of the foregoing (a “Non-Surviving Transaction”), or

(2) any merger of another Person into the Company in which the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing (a “Surviving Transaction”; any Non-Surviving Transaction or Surviving Transaction being herein called a “Transaction”), then:

(i) if such Transaction is a Redomestication Transaction or a Sale Transaction (other than a Sale Cash Only Transaction), as a condition to the consummation of such Transaction, the Company shall (or, in the case of any Non-Surviving Transaction, the Company shall cause such other Person to) execute and deliver to the Warrant Agent a written instrument providing that:

(x) so long as any Warrant remains outstanding in whole or in part (including after giving effect to the changes specified under clause (y) below), such Warrant, upon the exercise thereof at any time on or after the consummation of such Transaction, shall be exercisable (on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement) into, in lieu of the Common Stock issuable upon such exercise prior to such consummation, only the securities (“Substituted Securities”) that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Transaction assuming, in the case of any such Transaction, if (as a result of rights of election or otherwise) the kind or amount of securities, cash and other property receivable upon such Sale Transaction is not the same for each share of Common Stock held immediately prior to such Sale Transaction, (A) such holder of Common Stock is a Person (“Qualifying Person”) that is neither (I) an employee of the Company or of any Subsidiary thereof nor (II) a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an Affiliate of a Constituent Person; and (B) such holder makes a Sale Maximum Securities Election (if applicable); and

(y) subject to any applicable reduction in the Exercise Price pursuant to Section 5.1(g)(ii)(E), the rights and obligations of the Company (or, in the event of a Non-Surviving Transaction, such other Person) and the Holders in respect of Substituted Securities shall be substantially unchanged to be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Common Stock hereunder as set forth in Section 3.1 hereof;

(ii) if such Transaction is a Sale Transaction (other than a Sale Securities Only Transaction), then, at the effective time of the consummation of such Sale Transaction:

(A) if such Sale Transaction constitutes a Sale Cash Only Transaction, then any Warrants not exercised prior the closing of such Sale Cash Only Transaction shall automatically terminate and become void;

(B) if the effective time of the consummation of such Sale Transaction is before the third anniversary of the Original Issue Date, the Company shall deliver or cause to be delivered to the Holder of the Warrant Certificate evidencing any unexercised Warrants cash and, if applicable, non-cash property other than securities having a Fair Market Value (in proportion to the cash and any non-cash property other than securities into which shares of Common Stock are being converted, changed or exchanged) in an amount equal to the product of (x) the aggregate Black-Scholes Value with respect to such Sale Transaction of such Warrants and (y) the Sale Cash Percentage with respect to such Sale Transaction;

(C) if the effective time of the consummation of such Sale Transaction is on or after the third anniversary of the Original Issue Date and before the Expiration Date and the Sale Current Market Price is not greater than the Exercise Price in effect immediately prior to such time, the Company shall deliver or cause to be delivered to the Holder of a Warrant Certificate evidencing any unexercised Warrants cash and, if applicable, non-cash property other than securities having a Fair Market Value (in proportion to the cash and any non-cash property other than securities into which shares of Common Stock are being converted, changed or exchanged) in an amount equal to the product of (x) the aggregate Black-Scholes Value with respect to such Sale Transaction of such Warrants and (y) the Sale Cash Percentage with respect to such Sale Transaction;

(D) if the effective time of the consummation of such Sale Transaction is on or after the third anniversary of the Original Issue Date and before the Expiration Date and the Sale Current Market Price is greater than the Exercise Price in effect immediately prior to such time, the Company shall deliver or cause to be delivered to the Holder of the Warrant Certificate evidencing any unexercised Warrants cash and, if applicable, non-cash property other than securities having a Fair Market Value (in proportion to the cash and any non-cash property other than securities into which shares of Common Stock are being converted, changed or exchanged) in an amount equal to the product of (x) the excess of the Sale Current Market Price over such Exercise Price and (y) the Sale Cash Percentage with respect to such Sale Transaction; and

(E) if such Sale Transaction is not a Sale Cash Only Transaction, the Exercise Price of each Warrant immediately prior to such time shall be decreased (to an amount not less than the lesser of the par value of the Common Stock as of the date hereof and such par value as of such date of determination)) by an amount equal to the product of (x) such Exercise Price and (y) the Sale Cash Percentage with respect to such Sale Transaction; and

(iii) with respect to any Redomestication Transaction or Sale Transaction (other than a Sale Cash Only Transaction), such written instrument under clause (i) above shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The above provisions of this Section 5.1(g) shall similarly apply to successive Transactions.

(iv) If the Required Warrant Holders object to any determination by the Board of Directors of the Fair Market Value of the non-cash property other than securities or of the non-cash property (other than any securities listed or admitted for trading on any U.S. national securities exchange) receivable upon conversion, change or exchange of shares of Common Stock in any Sale Transaction, the Required Warrant Holders shall have the right to deliver a written notice (“Sale Transaction Appraisal Request Notice”) to the Company within 10 Business Days after the Company delivers written notice to Holders pursuant to Section 11.2 of such Sale Transaction requesting that an Independent Financial Expert calculate (x) the Fair Market Value of the non-cash property other than securities and non-cash property (other than any securities listed or admitted for trading on a U.S. national securities exchange) so receivable, in each case as of the date of consummation of such Sale Transaction, and (y) the Black-Scholes Value with respect to such Sale Transaction. Upon the occurrence of any Sale Transaction Appraisal Trigger Date, the provisions of Section 5.3 shall apply.

(h) Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of any of the shares of Common Stock into which the Warrants are exercisable, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

(i) Optional Tax Adjustment. The Company may at its option, at any time during the term of the Warrants, increase the number of shares of Common Stock into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Sections 5.1(a), 5.1(b), 5.1(c), and 5.1(d), as deemed advisable by the Board of Directors of the Company, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(j) Warrants Deemed Exercisable. For purposes solely of this Section 5, the number of shares of Common Stock which the holder of any Warrant would have been entitled to receive had such Warrant been exercised in full at any time or into which any Warrant was exercisable at any time shall be determined assuming such Warrant was exercisable in full at such time.

(k) Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of shares of Common Stock into which a Warrant is exercisable pursuant to this Section 5.1, the Company at its expense shall promptly:

(i) compute such adjustment in accordance with the terms hereof;

(ii) after such adjustment becomes effective, deliver to all Holders in accordance with Section 11.1(b) a notice setting forth such adjustment (including the kind and amount of securities, cash or other property for which the Warrants shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment is based; and

(iii) deliver to the Warrant Agent a certificate of the Treasurer of the Company setting forth the Exercise Price and the number of shares of Common Stock into which each Warrant is exercisable after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the Current Market Price of the

Common Stock or the Fair Market Value of any evidences of indebtedness, shares of capital stock, securities, cash or other assets or consideration used in the computation was determined). As provided in Section 10.1, the Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours.

(l) Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

(m) [Reserved.]

(n) Certain Actions Respecting Received Cash Dividends. If the Company shall have given notice to the Warrant Agent of its intention to treat a distribution as a Received Dividend hereunder, the Company shall not permit the date for the determination of holders of shares of Common Stock entitled to receive any other dividend or distribution referred to in Sections 5.1(b) or 5.1(d), the effective date of any subdivision or combination referred to in Section 5.1(a) or the date of consummation of any Transaction to be the same date as the date which is, or is the day before, the date for determination of holders of Common Stock entitled to receive such Received Dividend.

5.2. Fractional Interest. The Company shall not be required upon the exercise of any Warrant (including, without limitation, under Section 3.7) to issue any fractional shares, but may, in lieu of issuing any fractional shares of Common Stock make an adjustment therefore in cash on the basis of the Current Market Price per share of Common Stock on the date of such exercise. If Warrant Certificates evidencing more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock if such amount of cash is paid in lieu thereof.

5.3. Independent Financial Expert Appraisals.

(a) In connection with any Appraisal Trigger Date, the Fair Market Value of one share of Common Stock (in the case of a Cashless Exercise Appraisal Request Notice) or of securities or other non-cash property (other than any securities listed or admitted for trading on any U.S. national securities exchange) that (x) is receivable upon conversion, change or exchange of shares of Common Stock in any Sale Transaction (in the case of a Sale Transaction Appraisal Request Notice) or (y) comprises a Property Dividend (in the case of a Property Dividend Appraisal Request Notice) and, in each case, the related components and values set forth in the definitions of Fair Market Value shall be determined (the “Fair Market Value Determinations”) by an Independent Financial Expert selected as specified in Section 5.3(c) below.

(b) In connection with any Sale Transaction that is not Sale Securities Only Transaction, the Black-Scholes Value shall be determined (the “Black-Scholes Value Determinations”) by an Independent Financial Expert selected by (i) unless clause (ii) applies, the Company or (ii) if both (x) all or any portion of the property receivable upon conversion, change or exchange of shares of Common Stock in such Sale Transaction comprises non-cash property (other than any securities listed or admitted for trading on any U.S. national securities exchange) and (y) the Required Warrant Holders have duly delivered a Sale Transaction Appraisal Request Notice with respect to such Sale Transaction pursuant to Section 5.1(g), the Independent Financial Expert selected as specified in Section 5.3(c) below. The Black-Scholes Value Determinations made by an Independent Financial Expert selected by the Company pursuant to clause (i) of this Section 5.3(b) shall be final and conclusive and shall be completed no later than the date 30 days after the date the Company delivers written notice to Holders pursuant to Section 11.2 of the related Sale Transaction, and the fees and expenses of any such Independent Financial Expert shall be borne by the Company. Upon completion of such Black-Scholes Value Determinations, within two Business Days after the date of completion thereof, the Company shall cause the complete written report of the Independent Financial Expert as to such Black Scholes Value Determinations to be delivered to the Holders in accordance with Section 11.1(b).

(c) No later than two Business Days after the Appraisal Trigger Date, the Company shall provide notice of an Independent Financial Expert selected by the Company (the “Company Selected Expert”) to make the related Fair Market Value Determinations (and, if such Appraisal Trigger Date is a Sale Transaction Appraisal Trigger Date, the related Black-Scholes Value Determinations) (collectively, as applicable, the “Determinations”) to each Holder in accordance with Section 11.1 (the date on which such notice is delivered, the “Notice Date”). In the event that the Required Warrant Holders object in writing to the Company Selected Expert within 7 days of the Notice Date, then the Company and Required Warrant Holders shall jointly select an Independent Financial Expert by no later than the 17th day after the Notice Date. If the Company and the Required Warrant Holders are unable to agree on a jointly selected Independent Financial Expert, the Required Warrant Holders shall select promptly, but no later than the 17th day after the Notice Date, a separate Independent Financial Expert and such Independent Financial Expert and the Company Selected Expert shall select promptly, but no later than the 19th day after the Notice Date, a third Independent Financial Expert to make the Determinations. The Determinations of the finally selected Independent Financial Expert shall be final and conclusive, and the fees and expenses of any such Independent Financial Experts shall be borne by the Company. The Determinations shall be completed no later than the date that is 30 days after the related Appraisal Trigger Date.

(d) Upon completion of the Determinations in respect of any Appraisal Request Notice, within two Business Days after the date of completion thereof, the Company shall cause the complete written report of the Independent Financial Expert as to such Determinations to be delivered to the Holders in accordance with Section 11.1(b) (the date of delivery of such report, with respect to an Appraisal Request Notice, the “Appraisal Report Date”).

5.4. No Other Adjustments. Except in accordance with Section 5.1, the applicable Exercise Price and the number of shares of Common Stock obtainable upon exercise of any Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, including, without limitation

(i) upon the issuance of any other securities by the Company on or after the Original Issue Date, whether or not contemplated by the Plan, or upon the issuance of shares of Common Stock upon the exercise of any such securities;

(ii) upon the issuance of any shares of Common Stock or other securities or any payments pursuant to the Management Equity Incentive Plan (as defined in the Plan) or any other equity incentive plan of the Company;

(iii) upon the issuance of any shares of Common Stock pursuant to the exercise of the Warrants; or

(iv) upon the issuance of any shares of Common Stock or other securities of the Company in connection with a business acquisition transaction.

6.	Loss or Mutilation.

If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) both (i) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Holder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Holder and a request thereby for a new replacement Warrant Certificate, and (B) such indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Holder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefore or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (a) or (b) of the preceding sentence were first satisfied.

Upon the issuance of any new Warrant Certificate under this Section 6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Every new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

7.	Reservation and Authorization of Common Stock.

The Company covenants that, for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the exercise of the Warrants and free of preemptive rights, such number of shares of Common Stock and other securities, cash or property as from time to time shall be issuable upon the exercise in full of all outstanding Warrants for cash. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein or in connection with a Cashless Exercise). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any U.S. national securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company covenants that all shares of Common Stock will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock is then listed. The Company covenants that the stock certificates issued to evidence any shares of Common Stock issued upon exercise of Warrants will comply with the Delaware General Corporation Law and any other applicable law.

The Company hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes.

8.	Warrant Transfer Books.

The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is 6201 15th Avenue, Brooklyn, New York 11219 on the Original Issuance Date. The Warrant Agent will give prompt written notice to all Holders of Warrant Certificates of any change in the location of such office.

The Warrant Certificates evidencing the Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

Upon surrender for registration of transfer of any Warrant Certificate at the Corporate Agency Office, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.

At the option of the Holder, Warrant Certificates may be exchanged at the office of the Warrant Agent upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder making the exchange.

All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

The Warrant Agent shall keep copies of this Agreement and any notices given to Holders hereunder available for inspection by the Holders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agency may request.

9.	Warrant Holders.

9.1. No Voting or Dividend Rights.

(a) No Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights by virtue hereof as a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions as a holder of Common Stock or to receive notice of, or attend, meetings or any other proceedings of the holders of Common Stock.

(b) The consent of any Holder of a Warrant Certificate shall not be required with respect to any action or proceeding of the Company.

(c) Except with respect to any Received Dividend or as provided in Section 4, no Holder of a Warrant Certificate, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant.

(d) No Holder of a Warrant Certificate shall have any right not expressly conferred hereunder or under, or by applicable law with respect to, the Warrant Certificate held by such Holder.

9.2. Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Holders of the Warrant Certificates, and any Holder of any Warrant Certificate, without the consent of the Warrant Agent or the Holder of any other Warrant Certificate, may, in such Holder’s own behalf and for such Holder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise such Holder’s Warrants in the manner provided in this Agreement.

9.3. Treatment of Holders of Warrant Certificates. Every Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

9.4. Communications to Holders.

(a) If any Holder of a Warrant Certificate applies in writing to the Warrant Agent and such application states that the applicant desires to communicate with other Holders with respect to its rights under this Agreement or under the Warrants, then the Warrant Agent shall, within five Business Days after the receipt of such application, and upon payment to the Warrant Agent by such applicant of the reasonable expenses of preparing such list, provide to such applicant a list of the names and addresses of all Holders of Warrant Certificates as of the most recent practicable date.

(b) Every Holder of Warrant Certificates, by receiving and holding the same, agrees with the Company and the Warrant Agent that neither the Company nor the Warrant Agent nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 9.4(a).

10.	Concerning the Warrant Agent.

10.1. Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement and in the Warrant Certificates or as the Company and the Warrant Agent may hereafter agree, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrant Certificates are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent.

The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, (iv) the independence of any Independent Financial Expert or (v) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 5 hereof with respect to the kind and amount of shares or other securities or any property issuable to Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 5 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 5 hereof or to comply with any of the covenants of the Company contained in Section 5 hereof.

The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct.

The Warrant Agent is hereby authorized to accept and protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided, however, reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

10.2. Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

10.3. Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent from time to time compensation for all fees and expenses relating to its services hereunder as the Company and the Warrant Agent may agree from time to time and to reimburse the Warrant Agent for reasonable expenses and disbursements, including reasonable counsel fees incurred in connection with the execution and administration of this Agreement. The Company further agrees to indemnify the Warrant Agent for and save it harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent’s own gross negligence, bad faith or willful misconduct.

10.4. Warrant Agent May Hold Company Securities. The Warrant Agent, any Countersigning Agent and any stockholder, director, officer or employee of the Warrant Agent or any Countersigning Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent or the Countersigning Agent, respectively, under this Agreement. Nothing herein shall preclude the Warrant Agent or any Countersigning Agent from acting in any other capacity for the Company or for any other legal entity.

10.5. Resignation and Removal; Appointment of Successor.

(a) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence or willful misconduct) after giving 30 days’ prior written notice to the Company. The Company may remove the Warrant Agent upon 30 days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as Warrant Agent, and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant

Agent prior to its appointment, provided, however, such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 10.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b) Any corporation into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 10.5(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder’s last address as shown on the Warrant Register.

10.6. Appointment of Countersigning Agent.

(a) The Warrant Agent may appoint a Countersigning Agent or Agents which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates issued upon original issue and upon exchange, registration of transfer or pursuant to Section 6, and Warrant Certificates so countersigned shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference shall be deemed to include countersignature and delivery on behalf of the Warrant Agent by a Countersigning Agent and Warrant Certificates countersigned by a Countersigning Agent. Each Countersigning Agent shall be acceptable to the Company and shall at the time of appointment be a corporation doing business under the laws of the United States of America or any State thereof in good standing, authorized under such laws to act as Countersigning Agent, and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new Countersigning Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Countersigning Agent prior to its appointment, provided, however, such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority.

(b) Any corporation into which a Countersigning Agent may be merged or any corporation resulting from any consolidation to which such Countersigning Agent shall be a party, shall be a successor Countersigning Agent without any further act, provided that such corporation would be eligible for appointment as a new Countersigning Agent under the provisions of Section 10.6(a), without the execution or filing of any paper or any further act on the part of the Warrant Agent or the Countersigning Agent. Any such successor Countersigning Agent shall promptly cause notice of its succession as Countersigning Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder’s last address as shown on the Warrant Register.

(c) A Countersigning Agent may resign at any time by giving 30 days’ prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a Countersigning Agent by giving 30 days’ prior written notice thereof to such Countersigning Agent and to the Company.

(d) The Warrant Agent agrees to pay to each Countersigning Agent from time to time reasonable compensation for its services under this Section 10.6 and the Warrant Agent shall be entitled to be reimbursed for such payments, subject to the provisions of Section 10.3.

(e) Any Countersigning Agent shall have the same rights and immunities as those of the Warrant Agent set forth in Section 10.1.

11.	Notices.

11.1. Notices Generally.

(a) Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) as follows:

If to the Company, to it at:

Avaya Holdings Corp.
4655 Great America Parkway
Santa Clara, CA 95054-1233
Attention: Patrick O’Malley
Telecopy no.: (408) 496-3600

Or

If to the Warrant Agent, to it at:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Relationship Management

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a).

All such communications shall, when so telecopied or delivered by hand, be effective when telecopied with confirmation of receipt or received by the addressee, respectively.

Any Person that telecopies any communication hereunder to any Person shall, on the same date as such telecopy is transmitted, also send, by first class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted.

(b) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

Where this Agreement provides for notice of any event to a Holder of a Global Warrant Certificate, such notice shall be sufficiently given if given to the Depositary (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

11.2. Required Notices to Holders. In the event the Company shall:

(i) take any action that would result in an adjustment to the Exercise Price and/or the number of shares of Common Stock issuable upon exercise of a Warrant pursuant to Section 5.1; or

(ii) consummate any Sale Transaction; or

(iii) either amend this Agreement or the Warrants created hereby pursuant to Article 13 or deliver any proposed amendment to this Agreement or the Warrants created hereby to one or more Holders for purposes of obtaining the consent thereof to such amendment; or

(iv) set any record date for determining the holders of shares of Common Stock entitled to vote on any matter or participate in any dividend or distribution; or

(v) hold a meeting of holders of its shares of Common Stock or receive notice at its registered office in Delaware or at its principal place of business of any action of its holders of Common Stock taken by written consent; or

(vi) make or pay any Property Dividend or other dividend or distribution to holders of shares of Common Stock; or

(vii) provide written notice to holders of shares of Common Stock of any other matters or events (other than pursuant to a filing with the Commission or by distributing a press release through a widely disseminated news or wire service) (any of (i)-(vii), an “Action”);

then, in each such case, unless the Company has made a filing with the Commission, including pursuant to a Current Report on Form 8-K, which filing discloses such Action, the Company shall cause to be filed with the Warrant Agent and shall give to each Holder of a Warrant Certificate, in accordance with Section 11.1(b), a written notice of such Action. Such notice shall be given promptly after taking such Action or (a) in the case of any Action covered by clause (ii), above, at least 10 Business Days prior to the closing of the relevant Sale Transaction; or (b) in the case of any Action covered by clause (iv) above, at least 9 days prior to such record date. In any such case, any such notice shall be given prior to such earlier time as notice thereof shall be required to be given pursuant to Rule l0b-17 under the Exchange Act.

If at any time the Company shall cancel any of the Actions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give each Holder prompt notice of such cancellation in accordance with Section 11.1(b) hereof.

The Company shall cause (x) any notice covered by clause (ii) above of any Action constituting a Sale Transaction in which all or any portion of the property receivable upon conversion, change or exchange of shares of Common Stock in such Sale Transaction comprises (A) non-cash property other than securities or (B) non-cash property (other than securities listed or admitted for trading on any U.S. national securities exchange) or (y) any notice covered by clause (iv) above of any Action constituting setting a record date for a Property Dividend in which all or a portion of the property distributed to holders of shares of Common Stock in such Property Dividend comprises non-cash property (other than securities listed or admitted for trading on any U.S. national securities exchange), in case of (x) or (y), to set forth the Fair Market Values of such non-cash property.

In addition, in the event the Company enters into any definitive agreement with respect to any Sale Transaction, unless the Company has made a filing with the Commission, including pursuant to a Current Report on Form 8-K, which filing discloses such agreement, the Company shall cause to be filed with the Warrant Agent and shall give to each Holder of a Warrant Certificate, in accordance with Section 11.1(b), a notice of the entering into such definitive agreement.

12.	Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

13.	Amendments.

(a) Subject to Section 13(c), the Company and the Warrant Agent may, without the consent or concurrence of the Holders of the Warrant Certificates, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement; provided, however, that in either case such amendment shall not adversely affect the rights or interests of the Holders of the Warrant Certificates hereunder in any material respect.

(b) Subject to Section 13(c), this Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the Required Warrant Holders;

(c) The consent of each Holder of any Warrant Certificate evidencing any Warrants affected thereby shall be required for any supplement or amendment to this Agreement or the Warrants that would: (i) increase the Exercise Price or decrease the number of shares of Common Stock receivable upon exercise of Warrants, in each case other than as provided in Section 5.1; (ii) the Expiration Date is changed to an earlier date other than as the result of a Sale Cash Only Transaction; or (iii) modify the provisions contained in Section 5.1 or 5.3 (or any of the definitions of terms used in Section 5.1 or 5.3) in a manner adverse to the Holders of Warrant Certificates generally with respect to their Warrants.

(d) The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery; provided that as a condition precedent to the Warrant Agent’s execution of any amendment to this Agreement, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment is in compliance with the terms of this Section 13. Upon execution and delivery of any amendment pursuant to this Section 13, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

(e) Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Holders of Warrant Certificates, setting forth in general terms the substance of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

14.	Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the written consent of Required Warrant Holders, and (ii) any consent required pursuant to Section 13 has been obtained.

15.	Successor to Company.

So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Transaction unless the acquirer (a “Successor Company”) shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 5.1(g)(i). Upon the consummation of such Non-Surviving Transaction, the acquirer shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such acquirer had been named as the Company herein.

16.	Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

17.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument.

18.	Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

19.	Information Rights

The Company shall (a) furnish to the Holders any reports or other information delivered to the holders of Common Stock solely in their capacity as stockholders by the Company or its Subsidiaries at the same time such reports or other information are delivered or made available to such holders of Common Stock solely in their capacity as stockholders, and (b) provide Holders access to conference calls, webcasts or similar electronic communications to which holders of Common Stock are provided access by the Company or its Subsidiaries solely in their capacity as stockholders, if any, at the same time such conference calls, webcasts or similar communications are made accessible to such holders of Common Stock solely in their capacity as stockholders.

20.	No Redemption

The Warrants shall not be subject to redemption by the Company or any other Person; provided that the Warrants may be acquired by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Agreement.

21.	Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and the Holders from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent and the Holders any rights or remedies under or by reason of this Agreement or any part hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and of the Holders. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

22.	Applicable Law.

THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.	Entire Agreement.

This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

AVAYA HOLDINGS CORP., a Delaware corporation

By:	/s/ Patrick J. O’Malley, III
Name: Patrick J. O’Malley, III
Title: SVP, Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:	/s/ Michael A. Nespoli
Name: Michael A. Nespoli
Title: Executive Director

EXHIBIT A

[Face of Warrant Certificate]1

AVAYA HOLDINGS CORP.

WARRANT CERTIFICATE

EVIDENCING

WARRANTS TO PURCHASE COMMON STOCK

[UNLESS THIS GLOBAL WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AVAYA HOLDINGS CORP. (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.]2

[1]	To be removed in the versions of the Warrant Certificates printed in multiple copies for use by the Warrant Agent in preparing Warrants Certificates for issuance and delivery from time to time to holders.
[2]	Include only on Global Warrant Certificate.

No. [ ] CUSIP No. 05351X 119	[ , , ]Warrants

THIS CERTIFIES THAT, for value received, [                                                 ], or registered assigns, is the registered owner of the number of Warrants to Purchase Common Stock of Avaya Holdings Corp., a Delaware corporation (the “Company”, which term includes any successor thereto under the Warrant Agreement) specified above [or such lesser number as may from time to time be endorsed on the “Schedule of Decreases” attached hereto]3, and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder’s option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one share of Common Stock of the Company for each Warrant evidenced hereby, at the purchase price of $25.55 per share (as adjusted from time to time, the “Exercise Price”), payable in full at the time of purchase, the number of shares of Common Stock into which and the Exercise Price at which each Warrant shall be exercisable each being subject to adjustment as provided in Section 5 of the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued and fully paid and nonassessable. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of shares of Common Stock in book-entry form or any certificates for shares of Common Stock or payment of cash to any Person other than the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any shares of Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or to the Company or (b) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid.

Each Warrant evidenced hereby may be exercised by the Holder hereof at the Exercise Price then in effect on any Business Day from and after the Original Issue Date until 5:00 p.m., New York time, on the Expiration Date in the Warrant Agreement.

Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by, in the case of a Global Warrant Certificate, providing notice of the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and delivering such Warrants by book-entry transfer through the facilities of the Depositary, to the Warrant Agent in accordance with the Applicable Procedures and otherwise complying with Applicable Procedures in respect of the exercise of such Warrants or, in the case of a Definitive Warrant Certificate, surrendering this Warrant Certificate to the Warrant Agent at its office maintained for such purpose (the “Corporate Agency Office”) with the form of exercise on the reverse hereof duly executed, together with payment in full of the Exercise Price as then in effect for each share of Common Stock receivable upon exercise of each Warrant being submitted for exercise or, if applicable, whether Cashless Exercise is being elected with respect thereto. Any such payment of the Exercise Price is to be by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose.

[3]	Include only on Global Warrant Certificate.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.

Dated: [________ __], 20[__]

AVAYA HOLDINGS CORP.

[SEAL]		By:
Vice President and Treasurer
ATTEST:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent		AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent
OR

By:		By:
Authorized Agent			as Countersigning Agent

By:
Authorized Officer

[Reverse of Warrant Certificate]4

AVAYA HOLDINGS CORP.

WARRANT CERTIFICATE

EVIDENCING

WARRANTS TO PURCHASE COMMON STOCK

The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Warrants to Purchase Common Stock (“Warrants”), limited in aggregate number to 5,645,200 issued under and in accordance with the Warrant Agreement, dated as of December 15, 2017 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”, which term includes any successor thereto permitted under the Warrant Agreement), to which the Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder hereof.

The Warrant Agreement provides that, in addition to certain adjustments to the number of shares of Common Stock into which a Warrant is exercisable and the Exercise Price required to be made in certain circumstances, (x) in the case of any Transaction (other than a Sale Cash Only Transaction), the Company shall (or, in the case of any Non-Surviving Transaction, the Company shall cause the other Person involved in such Transaction to) execute and deliver to the Warrant Agent a written instrument providing that (i) the Warrants evidenced hereby, if then outstanding, will be exercisable thereafter, during the period the Warrants evidenced hereby shall be exercisable as specified herein, only into the Substituted Securities that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock that would have been issued upon exercise of such Warrant if such Warrant had been exercised in full immediately prior to such Sale Transaction (upon certain assumptions specified in the Warrant Agreement); and (ii) the rights and obligations of the Company (or, in the case of any Non-Surviving Transaction, the other Person involved in such Transaction) and the holders in respect of Substituted Securities shall be substantially unchanged to be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Common Stock and (y) in the case of any Sale Transaction (other than a Sale Securities Only Transaction), (a) if such Sale Transaction is a Sale Cash Only Transaction, the Warrants shall expire, (b) the Company shall deliver specified amounts of cash or, if applicable, non-cash property with respect to any non-securities property received by holders of Common Stock upon such Sale Transaction and (c) if such Sale Transaction is not a Sale Cash Only Transaction, the Exercise Price will be reduced, in each case as more fully specified in the Warrant Agreement.

[4]	To be removed in the versions of the Warrant Certificates printed in multiple copies for use by the Warrant Agent in preparing Warrants Certificates for issuance and delivery from time to time to holders.

Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist, as of 5:00 p.m., New York time, on the Expiration Date. “Expiration Date” shall mean December 15, 2022 (the fifth anniversary of the Original Issue Date) or such earlier date as shall apply in the event of a Sale Cash Only Transaction pursuant to the Warrant Agreement upon satisfaction of certain conditions set forth in the Warrant Agreement.

In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Required Warrant Holders.

Until the exercise of any Warrant, subject to the provisions of the Warrant Agreement and except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights by virtue hereof as a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions or to receive notice of, or attend meetings of, stockholders or any other proceedings of the Company; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except with respect to any Received Dividend or as provided with respect to the dissolution, liquidation or winding up of the Company, no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Form of Exercise

In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise _______________ Warrants evidenced by this Warrant Certificate and represents that for each of the Warrants evidenced hereby being exercised such Holder either has (please check one box only):

☐	tendered the Exercise Price in the aggregate amount of $_________ by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose; or

☐	elected a “Cashless Exercise”.

The undersigned requests that the shares of Common Stock issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:	Name:
(Please Print)
(Insert Social Security or Other Identifying Number of Holder)	Address:

Signature
(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

Signature Guaranteed:

Instructions (i) as to denominations and names of Common Stock issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Warrant Certificates evidencing unexercised Warrants:

Assignment

(Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

FOR VALUE RECEIVED                                                                           hereby sells, assigns and transfers unto

Please insert social security or

other identifying number

(Please print name and address including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                                      Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:	Signature

(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

[SCHEDULE A

SCHEDULE OF DECREASES IN WARRANTS

The following decreases in the number of Warrants evidenced by this Global Warrant Certificate have been made:

Date	Amount of decrease in number of Warrants evidenced by this Global Warrant Certificate	Number of Warrants evidenced by this Global Warrant following such decrease	Signature of authorized signatory][5]

[5]	Include only on Global Warrant Certificate.